Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Gregory Ambro Chief Financial Officer (559) 434-4800 or Financial Dynamics: Leigh Parrish, Rachel Albert (212) 850-5651, (212) 850-5706

DISTRIBUTION: NO. CALIFORNIA NEWS LINE & EMAIL/FAX LIST: SFGOT

FOR RELEASE ON TUESDAY, NOVEMBER 29TH at 1:05 P.M. P.S.T.

GOTTSCHALKS REPORTS THIRD QUARTER
FISCAL 2005 FINANCIAL RESULTS

FRESNO, CA - November 29, 2005 - Gottschalks Inc. (NYSE: GOT) today reported financial results for the third quarter of fiscal 2005. Net loss for the third quarter was $1.6 million, or $0.12 per diluted share, compared to a net loss of $1.5 million, or $0.12 per diluted share, for the third quarter of fiscal 2004. For the first nine months of fiscal 2005, the Company reported a net loss of $3.4 million, or $0.25 per diluted share, versus a net loss of $3.5 million, or $0.27 per diluted share, reported for the comparable period last year. Gottschalks reported a net loss from continuing operations for the third quarter of fiscal 2005 of $1.5 million, or $0.11 per diluted share, and for the first nine months of 2005 a net loss from continuing operations of $3.1 million, or $0.23 per diluted share.

As previously reported, total sales increased 2.3% to $151.3 million compared to $147.9 million for the third fiscal quarter last year. Same store sales decreased 0.5% for the third quarter of 2005. Year to date total sales increased 1.6% to $447.1 million compared to $440.2 million for the same period of fiscal 2004, while same store sales increased 0.6%.

Jim Famalette, president and chief executive officer of Gottschalks, stated, "While we were pleased with our progress on key operating objectives, we experienced mixed results for the quarter. First, our comparable store sales for the quarter were not as strong as we had expected primarily due to soft sales in our home division. In addition, we experienced increased distribution costs related to higher fuel prices as well as expenses associated with a new store opening and the closing of another store. However, our successful River Park lifestyle center store opening contributed to a 2.3% increase in total sales for the quarter. Our key merchandise areas such as better sportswear, juniors, accessories and shoes continued to generate solid results and we plan to maintain our emphasis on these areas going forward. Finally, we were able to increase our gross margin as a result of strong inventory management and controlling our promotional activity.

Mr. Famalette concluded, "Based on our third quarter results, recent retail trends, higher than anticipated professional fees and a warmer than usual November, we are taking a more conservative view regarding the remainder of the year. As a result, we are lowering our guidance for the full fiscal year. We currently expect comparable store sales to be approximately flat to up 1% for the year. Additionally, we are now anticipating full year diluted earnings per share in the range of $0.50 to $0.52. Our revised guidance includes after tax expenses of approximately $0.02 to $0.03 per diluted share costs associated with Sarbanes-Oxley 404 compliance, which we expect will be higher than originally projected. It is important to note that we still anticipate generating a 25% to 30% improvement over fiscal 2004 earnings per diluted share of $0.40. We continue to believe our merchandising, marketing and operational initiatives will help us achieve our objectives for the year as well as generate long-term growth in the future."

Subsequent to the end of the quarter, Gottschalks finalized an agreement for the closure of its Puyallup store near Tacoma, Washington by year end fiscal 2005. The Company does not anticipate any material costs associated with the closure of this store. The Company continues to evaluate each of its store locations based on individual performance in an effort to increase store contribution.

Reflecting the opening of the River Park lifestyle center store in August 2005 and the potential effect on other Fresno stores, the Company's comparable store base for September 2005 and the fiscal year to date period is exclusive of all stores located in Fresno. The Company plans to continue to report same store sales exclusive of Fresno stores through September 2006.

Supplemental Operating Data:

In accordance with accounting standards generally accepted in the United States of America (GAAP), the operating results for closed stores are reported in the condensed financial statements as loss from discontinued operations and are excluded from the operating results from continuing operations. The following table provides additional information on operations and reconciles the total net sales, gross margin, and selling, general and administrative expenses to reported results from continuing operations:

                                                          Thirteen Weeks             Thirty-Nine Weeks
                                                               Ended                      Ended
                                                    --------------------------  --------------------------
                                                    October 29,   October 30,   October 29,   October 30,
                                                        2005          2004          2005          2004
                                                    ------------  ------------  ------------  ------------
Net Sales
  Continuing operations                            $    150,468  $    147,049  $    444,570  $    437,640
  Discontinued operations                                   845           844         2,485         2,562
                                                    ------------  ------------  ------------  ------------
     Total                                         $    151,313  $    147,893  $    447,055  $    440,202

Gross Margin
  Continuing operations                            $     54,136  $     52,125  $    156,421  $    153,441
  Discontinued operations                                   185           347           868         1,037
                                                    ------------  ------------  ------------  ------------
     Total                                         $     54,321  $     52,472  $    157,289  $    154,478

Selling, general and administrative expenses
  Continuing operations                            $     51,962  $     50,639  $    149,677  $    147,330
  Discontinued operations                                   332           438         1,143         1,264
                                                    ------------  ------------  ------------  ------------
     Total                                         $     52,294  $     51,077  $    150,820  $    148,594

Net loss
  Continuing operations                            $     (1,508) $     (1,439) $     (3,093) $     (3,288)
  Discontinued operations                                  (118)          (88)         (259)         (253)
                                                    ------------  ------------  ------------  ------------
     Total                                         $     (1,626) $     (1,527) $     (3,352) $     (3,541)

Earnings Teleconference and Webcast

Gottschalks will host a conference call today at 1:30 p.m. Pacific Time to review its results for the third quarter of fiscal 2005. To access the call, dial 800-362-0571 to listen to the call on the day of the event. If you are unable to participate in the call, a replay will be made available through December 6, 2005. To access this service, please dial 800-839-3516. No passcode is required for the live call or replay. The live conference call and replay can also be accessed via audio web cast at the Investor Relations section of the Company's web site, located at www.gottschalks.com.

About Gottschalks

Gottschalks is a regional department store chain, currently operating 64 department stores and 6 specialty apparel stores in six western states, including California (39), Washington (11), Alaska (6), Oregon (3), Nevada (2) and Idaho (3). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on its website located at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows of its stores or to sell, sublease or close underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to health care, workers' compensation, property and casualty insurance and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission. GOTTSCHALKS DOES NOT PRESENTLY INTEND TO UPDATE THESE STATEMENTS AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

(Tables follow)

GOTTSCHALKS INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

                                                         Thirteen Weeks             Thirty-Nine Weeks
                                                             Ended                       Ended
                                                    --------------------------  --------------------------
                                                    October 29,   October 30,   October 29,   October 30,
                                                        2005          2004          2005          2004
                                                    ------------  ------------  ------------  ------------
                                                                  (restated)(1)               (restated)(1)
Net sales......................................... $    150,468  $    147,049  $    444,570  $    437,640
Net credit revenues...............................          735           731         2,184         2,324
Net leased department revenues....................          623           631         2,034         2,110
                                                    ------------  ------------  ------------  ------------
     Total revenues...............................      151,826       148,411       448,788       442,074

Costs and expenses:
  Cost of sales...................................       96,332        94,924       288,149       284,199
  Selling, general and administrative expenses....       51,962        50,639       149,677       147,330
  Depreciation and amortization...................        3,517         3,237         9,955         9,860
  New store opening costs.........................          400            --           688            --
                                                    ------------  ------------  ------------  ------------
     Total costs and expenses.....................      152,211       148,800       448,469       441,389
                                                    ------------  ------------  ------------  ------------
     Operating income (loss)......................         (385)         (389)          319           685

Other (income) expense:
  Interest expense................................        2,491         2,265         6,504         7,309
  Miscellaneous income............................         (473)         (379)       (1,262)       (1,306)
                                                    ------------  ------------  ------------  ------------
                                                          2,018         1,886         5,242         6,003
                                                    ------------  ------------  ------------  ------------
Loss before income taxes..........................       (2,403)       (2,275)       (4,923)       (5,318)
Income tax benefit................................         (895)         (836)       (1,830)       (2,030)
                                                    ------------  ------------  ------------  ------------
Loss from continuing operations...................       (1,508)       (1,439)       (3,093)       (3,288)
                                                    ------------  ------------  ------------  ------------
Discontinued operations:
  Loss from operation of closed stores............         (162)         (137)         (382)         (364)
  Loss on store closures..........................          (23)           --           (23)          (31)
  Income tax benefit..............................          (67)          (49)         (146)         (142)
                                                    ------------  ------------  ------------  ------------
  Loss on discontinued operations.................         (118)          (88)         (259)         (253)
                                                    ------------  ------------  ------------  ------------
  Net loss........................................ $     (1,626) $     (1,527) $     (3,352) $     (3,541)
                                                    ============  ============  ============  ============

Net income per common share
Basic and diluted
  Loss from continuing operations................. $      (0.11) $      (0.11) $      (0.23) $      (0.25)
  Loss from discontinued operations .............. $      (0.01) $      (0.01) $      (0.02) $      (0.02)
  Net loss per common share....................... $      (0.12) $      (0.12) $      (0.25) $      (0.27)

Weighted average number of common shares outstanding
   Basic and diluted..............................       13,314        12,927        13,215        12,905

(1) The Company's Annual Report of Form 10-K for Fiscal year 2004 included a restatement of certain historical information as discussed in Note 16 to the consolidated financial statements.

GOTTSCHALKS INC.
CONDENSED BALANCE SHEETS
(In thousands)
(unaudited)

                                                     October 29,   January 29,   October 30,
                                                         2005          2005          2004
                                                     ------------  ------------  ------------
                                                                                 (restated)(1)
ASSETS
CURRENT ASSETS:
  Cash............................................. $      5,444  $      5,470  $      6,270
  Receivables - net................................        2,120         6,920         1,948
  Merchandise inventories..........................      217,952       152,753       218,265
  Other............................................       11,912         9,669        11,436
                                                     ------------  ------------  ------------
          Total current assets.....................      237,428       174,812       237,919

PROPERTY AND EQUIPMENT - net.......................      133,005       126,509       125,481
OTHER LONG-TERM ASSETS.............................       13,213        14,254        14,297
                                                     ------------  ------------  ------------
                                                    $    383,646  $    315,575  $    377,697
                                                     ============  ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable and
    other current liabilities...................... $    102,019  $     77,131  $    105,382
  Revolving line of credit ........................           --            --        89,049
  Current portion of long-term obligations.........        2,985         3,242         6,304
                                                     ------------  ------------  ------------
      Total current liabilities....................      105,004        80,373       200,735
                                                     ------------  ------------  ------------

REVOLVING LINE OF CREDIT...........................       92,077        45,753            --

LONG-TERM OBLIGATIONS (less current portion).......       23,562        25,650        23,235

DEFERRED INCOME TAXES AND OTHER LIABILITIES........       32,367        30,263        28,550

SUBORDINATED NOTE PAYABLE TO AFFILIATE.............       20,180        21,180        22,180

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY...............................      110,456       112,356       102,997
                                                     ------------  ------------  ------------
                                                    $    383,646  $    315,575  $    377,697
                                                     ============  ============  ============

(1) The Company's Annual Report of Form 10-K for Fiscal year 2004 included a restatement of certain historical information as discussed in Note 16 to the consolidated financial statements.